TRUEBLUE REPORTS FOURTH QUARTER 2016 RESULTS

TACOMA, WA-Feb. 8, 2017--TrueBlue, Inc. (NYSE:TBI) announced today fourth quarter 2016 results.

Revenue for the fiscal 14-week1 fourth quarter of 2016 was $735 million, a decrease of 9% compared to the fiscal 13-week fourth quarter of 2015. Net Income per diluted share was $0.43 for the fiscal 14-week1 fourth quarter of 2016 compared to $0.67 per diluted share for the fiscal 13-week fourth quarter of 2015.

On a comparable2 13-week basis, revenue for the fourth quarter of 2016 was $701 million, a decrease of 14%, or an increase of 5% excluding the company’s largest customer. On a comparable 13-week basis, adjusted net income per diluted share3 was $0.58, or $0.57 excluding the company’s largest customer, compared to $0.67 per diluted share for the fiscal fourth quarter of 2015, or $0.48 excluding the company’s largest customer.

"Revenue on a comparable 13-week basis was up five percent excluding our largest customer,” TrueBlue CEO Steve Cooper said. “We remain highly focused on profit margins through disciplined pricing, ongoing cost containment, and capturing synergies with our acquired businesses.

“Our recent acquisitions have accelerated our growth strategy. The recruitment process outsourcing business acquired from Aon Hewitt makes PeopleScout the RPO leader in the U.S., as well as a global leader, positioning us for continued long-term success in this fast-growing, high-margin business. The SIMOS acquisition enhances our PeopleManagement business with productivity-based pricing that is highly appealing to customers."

Cooper continued, “Along with our recent branding changes, these acquisitions position us better than ever to respond to a broad assortment of customer needs, whether it’s on-demand staffing from PeopleReady, strategic workforce management solutions from PeopleManagement, RPO from PeopleScout, or a total talent solution.”

2017 Outlook
The company estimates revenue for the fiscal first quarter of 2017 will range from $560 million to $575 million. It also expects net income (loss) per diluted share will range from $(0.01) to $0.04 or $0.09 to $0.14 on an adjusted net income per diluted share basis.

Management will discuss fourth quarter and full-year 2016 results on a webcast at 2 p.m. PT (5 p.m. ET), today, Wednesday, Feb. 8. The webcast can be accessed on TrueBlue’s web site: www.trueblue.com.

About TrueBlue:
TrueBlue (NYSE: TBI) is a leading provider of specialized workforce solutions that help clients create growth, improve efficiency and increase reliability. TrueBlue connected over 815,000 people with work during 2016 to clients in a wide variety of industries through its staffing, on-site workforce management and recruitment process outsourcing services. Learn more at www.trueblue.com.

1As previously communicated, the company’s fiscal fourth quarter includes a 14th week and the fiscal year includes a 53rd week, and the week-ending date has been moved from Friday to the following Sunday, Jan. 1, 2017, to better align with the work week of our customers. To facilitate comparison, the company is providing 14-week GAAP and 13-week comparable revenue results.

2 Due to a previously announced reduction in the scope of services with its largest customer, the company is providing results on a comparable 13-week and 52-week basis excluding the results of this customer to help investors assess the company's underlying results. See the financial statements accompanying the release and the company’s website for more information on non-GAAP terms.

3 See the financial statements accompanying the release and the company’s website for more information on non-GAAP terms.

Forward-looking Statements
This release contains forward-looking statements relating to our plans and expectations, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. We presently consider the following to be among important factors that could cause actual results to differ materially from the company’s expectations: (1) national and global economic conditions, (2) our ability to attract and retain customers, (3) our ability to maintain profit margins, (4) new laws and regulations that could have a material effect on our operations or financial results, (5) our ability to successfully complete and integrate acquisitions. Other information regarding factors that could materially affect our results is included in our SEC filings, including the company's most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our on our website at www.trueblue.com under the Investor Relations section or the SEC's website at www.sec.gov. We assume no duty to update or revise any forward-looking statements contained in this release.
In addition, we use several non-GAAP financial measures when presenting our financial results in this release. Please refer to the reconciliations between our GAAP and non-GAAP financial measures included below and on our website at www.trueblue.com under the Investor Relations section for a complete perspective on both current and historical periods. Any comparisons made to other periods today are based on a comparison to the same period in the prior year unless otherwise stated.

Contact:
Derrek Gafford, EVP & CFO
253-680-8214

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Q4 2016	Fiscal 2016	Q4 2015	Fiscal 2015
	14 Weeks Ended (1)	13 Weeks Ended	53 Weeks Ended (1)	52 Weeks Ended
	Jan 1, 2017	Dec 25, 2015	Jan 1, 2017	Dec 25, 2015
Revenue from services	$734,951	$810,733	$2,750,640	$2,695,680
Cost of services	554,064	625,729	2,070,922	2,060,007
Gross profit	180,887	185,004	679,718	635,673
Selling, general and administrative expense	145,387	141,419	546,477	495,988
Depreciation and amortization	12,019	10,428	46,692	41,843
Goodwill and intangible asset impairment charge (2)	—	—	103,544	—
Income (loss) from operations	23,481	33,157	(16,995)	97,842
Interest and other expense, net	(572)	(293)	(3,345)	(1,395)
Income (loss) before tax expense	22,909	32,864	(20,340)	96,447
Income tax expense (benefit)	4,822	4,696	(5,089)	25,200
Net income (loss)	$18,087	$28,168	$(15,251)	$71,247

Net income (loss) per common share:
Basic	$0.43	$0.68	$(0.37)	$1.73
Diluted	$0.43	$0.67	$(0.37)	$1.71

Weighted average shares outstanding:
Basic	41,638	41,337	41,648	41,226
Diluted	41,980	41,748	41,648	41,622

(1)
The company changed its fiscal period end day from the last Friday in December to the Sunday closest to the last day of December. Our fiscal quarters also end on Sunday. This change was effective with our fourth quarter ended January 1, 2017. In fiscal years consisting of 53 weeks, the final quarter will consist of 14 weeks while in 52-week years all quarters will consist of 13 weeks.

(2)
The Goodwill and intangible asset impairment charge for the 53-weeks ended January 1, 2017, included the write-off of the CLP and Spartan reporting unit trade names/trademarks of $4.3 million due to the re-branding to PeopleReady during the third quarter of 2016, and $99.3 million of impairment charges recorded in the second quarter of 2016 relating to our Staff Management | SMX, hrX, and PlaneTechs reporting units.

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	Fiscal 2016	Fiscal 2015
	Jan 1, 2017	Dec 25, 2015
Assets
Cash and cash equivalents	$34,970	$29,781
Accounts receivable, net	352,606	461,476
Other current assets	40,227	51,708
Total current assets	427,803	542,965
Property and equipment, net	63,998	57,530
Restricted cash and investments	231,193	188,412
Goodwill and intangible assets, net	349,894	422,354
Other assets, net	57,557	48,181
Total assets	$1,130,445	$1,259,442

Liabilities and shareholders' equity
Current liabilities	$251,135	$227,976
Long-term debt, less current portion	135,362	243,397
Other long-term liabilities	218,769	252,496
Total liabilities	605,266	723,869
Shareholders' equity	525,179	535,573
Total liabilities and shareholders' equity	$1,130,445	$1,259,442

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Fiscal 2016	Fiscal 2015
	53 Weeks Ended	52 Weeks Ended
	Jan 1, 2017	Dec 25, 2015
Cash flows from operating activities:
Net income (loss)	$(15,251)	$71,247
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	46,692	41,843
Goodwill and intangible asset impairment charges	103,544	—
Provision for doubtful accounts	8,308	7,132
Stock-based compensation	9,363	11,103
Deferred income taxes	(25,355)	5,176
Other operating activities	7,910	446
Changes in operating assets and liabilities:
Accounts receivable	112,785	(89,474)
Income tax receivable	9,450	(16,678)
Other assets	470	(6,398)
Accounts payable and other accrued expenses	(4,101)	23,261
Accrued wages and benefits	(7,313)	12,203
Workers’ compensation claims reserve	11,070	14,736
Other liabilities	4,182	(2,525)
Net cash provided by operating activities	261,754	72,072

Cash flows from investing activities:
Capital expenditures	(29,042)	(18,394)
Acquisitions of businesses	(72,476)	(67,500)
Sales and maturities of marketable securities	—	1,500
Change in restricted cash and cash equivalents	(19,773)	18,374
Purchases of restricted investments	(37,173)	(51,516)
Maturities of restricted investments	15,248	12,510
Net cash used in investing activities	(143,216)	(105,026)

Cash flows from financing activities:
Purchases and retirement of common stock	(5,748)	—
Net proceeds from stock option exercises and employee stock purchase plans	1,542	1,563
Common stock repurchases for taxes upon vesting of restricted stock	(2,851)	(3,869)
Net change in revolving credit facility	(105,579)	46,091
Payments on debt	(2,456)	(2,078)
Other	(29)	1,079
Net cash provided by (used in) financing activities	(115,121)	42,786
Effect of exchange rate changes on cash and cash equivalents	1,772	283
Net change in cash and cash equivalents	5,189	10,115
CASH AND CASH EQUIVALENTS, beginning of period	29,781	19,666
CASH AND CASH EQUIVALENTS, end of period	$34,970	$29,781

TRUEBLUE, INC.
NON-GAAP RECONCILIATIONS
(Unaudited, in thousands, except for per share data)

1.	COMPARABLE 13 AND 52 WEEK PERIODS

As previously communicated, the company’s fiscal fourth quarter includes a 14th week and the fiscal year includes a 53rd week, and the week-ending date has been moved from Friday to the following Sunday, Jan. 1, 2017, to better align with the work week of our customers. To facilitate comparison, the company is providing 13-week and 52-week comparable operating results. The impact of the added work days is an operating loss of approximately $1 million, as the final week of December is one of the lowest volume weeks of the year and the associated gross profit is more than offset by operating expenses.

	2016
	13 Weeks Ended	52 Weeks Ended
	Dec 23, 2016	Dec 23, 2016
Revenue from services	$700,819	$2,716,508
Cost of services	526,858	2,043,716
Gross profit	173,961	672,792
Selling, general and administrative expense	137,682	538,772
Depreciation and amortization	11,160	45,833
Goodwill and intangible asset impairment charge (5)	—	103,544
Income (loss) from operations	25,119	(15,357)
Interest and other expense, net	(531)	(3,304)
Income (loss) before tax expense	24,588	(18,661)
Income tax expense (benefit)	5,242	(4,669)
Net income (loss)	$19,346	$(13,992)

Net income (loss) per common share:
Basic	$0.46	$(0.34)
Diluted	$0.46	$(0.34)

Weighted average shares outstanding:
Basic	41,638	41,648
Diluted	41,980	41,648

2.	RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME AND ADJUSTED NET INCOME PER DILUTED SHARE ON A COMPARABLE BASIS

Adjusted net income and Adjusted net income per diluted share are key measures used by management to assess performance and, in our opinion, enhance comparability and provide investors with useful insight into the underlying trends of the business. Accordingly, the schedule below reconciles the 13-week and 52-week net income (loss) to adjusted net income and adjusted net income per diluted share on a basis comparable to prior year periods.

	Q4 2016	2016	Q1 2017 Outlook*
	13 Weeks Ended	52 Weeks Ended	13 Weeks Ended
	Dec 23, 2016	Dec 23, 2016	Apr 2, 2017
Net income (loss)	$19,346	$(13,992)	$(400)	—	$1,800
Acquisition/integration and other costs (1)	4,002	12,223	—
Goodwill and intangible asset impairment charge (5)	—	103,544	—
Amortization of intangible assets of acquired businesses (2)	5,934	26,612	5,500
Tax effective of adjustments to net income (loss) (3)	(2,782)	(39,866)	(1,500)
Adjust income taxes to normalized effective rate (4)	(1,643)	556	—
Adjusted net income (7)	$24,857	$89,077	$3,600	—	$5,800

Adjusted net income, per diluted share (7)	$0.58	$2.12	$0.09	—	$0.14

Diluted weighted average shares outstanding	41,980	41,968	42,400
* Totals may not sum due to rounding

3.	RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

EBITDA and Adjusted EBITDA are key measures used by management to assess performance and, in our opinion, enhance comparability and provide investors with useful insight into the underlying trends of the business. Accordingly, the schedule below reconciles the 13-week and 52-week net income (loss) to EBITDA and Adjusted EBITDA on a basis comparable to prior year periods.

	Q4 2016		2016	Q1 2017 Outlook*
	13 Weeks Ended		52 Weeks Ended	13 Weeks Ended
	Dec 23, 2016		Dec 23, 2016	Apr 2, 2017
Net income (loss)	$19,346		$(13,992)	$(400)	—	$1,800
Income tax expense (benefit)	5,242		(4,669)	(100)	—	500
Interest expense, net	531		3,304	100
Depreciation and amortization	11,160		45,833	12,000
EBITDA (8)	36,279		30,476	11,600	—	14,400
Acquisition/integration and other costs (1)	4,002	—	12,223	—
Goodwill and intangible asset impairment charge (5)	—		103,544	—
Work Opportunity Tax Credit processing fees (6)	276		1,858	500
Adjusted EBITDA (8)	$40,557		$148,101	$12,000	—	$15,000
* Totals may not sum due to rounding

4.	RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME AND ADJUSTED NET INCOME PER DILUTED SHARE EXCLUDING THE COMPANY'S LARGEST CUSTOMER

Due to a previously announced reduction in the scope of services with its largest customer, the company is providing results on a comparable 13-week and 52-week basis excluding the results of this customer to help investors assess the company's underlying results with prior periods.

	Q4 2016	Q4 2015	Fiscal 2016	Fiscal 2015
	13 Weeks Ended		52 Weeks Ended
	Dec 23, 2016	Dec 25, 2015	Dec 23, 2016	Dec 25, 2015

Net income (loss)	$19,346	$28,168	$(13,992)	$71,247
Acquisition/integration and other costs (1)	4,002	1,348	12,223	5,135
Goodwill and intangible asset impairment charge (5)	—	—	103,544	—
Amortization of intangible assets of acquired businesses (2)	5,934	5,585	26,612	19,903
Largest customer income before taxes (9)	(705)	(11,393)	(5,040)	(24,016)
Tax effective of adjustments to net income (3) excluding largest customer	(2,585)	1,249	(38,455)	(286)
Adjust income taxes to normalized effective rate (4)	(1,643)	(4,506)	556	(1,805)
Adjusted net income (7) on a 13-week comparable basis, excluding largest customer	$24,349	$20,451	$85,448	$70,178

Adjusted net income, per diluted share (7), excluding largest customer	$0.57	$0.48	$2.03	$1.68

Diluted weighted average shares outstanding	41,980	41,748	41,968	41,622

(1)
Acquisition/integration relate to the acquisition of the recruitment process outsourcing business of Aon Hewitt, which was completed on January 4, 2016, and the acquisition of SIMOS, which was completed on December 1, 2015. In addition, other charges include an increase in the SIMOS earn-out of $1.3 million, costs associated with the exit from the Amazon delivery business of $0.8 million in the fourth quarter of 2016 and $1.8 million in the third quarter of 2016, and branch signage write-offs of $1.6 million due to our re-branding to PeopleReady in the third quarter of 2016.

(2)	Amortization of intangible assets of acquired businesses as well as accretion expense related to the SIMOS acquisition earn-out.

(3)	Total tax effect of each of the adjustments to U.S. GAAP Net income (loss) per diluted share using the ongoing rate of 28%.

(4)	Adjusts the effective income tax rate to the expected ongoing rate of 28%.

(5)
The Goodwill and intangible asset impairment charge for the 53-weeks ended January 1, 2017, included the write-off of the CLP and Spartan reporting unit trade names/trademarks of $4.3 million due to the re-branding to PeopleReady during the third quarter of 2016, and $99.3 million of impairment charges recorded in the second quarter of 2016 relating to our Staff Management | SMX, hrX, and PlaneTechs reporting units.

(6)
These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates and reduce our income taxes.

(7)
Adjusted net income and Adjusted net income per diluted share are non-GAAP financial measures, which exclude from Net income (loss) and Net income (loss) on a per diluted share basis, costs related to acquisition/integration and other costs, goodwill and intangible asset impairment charges, amortization of intangibles of acquired businesses as well as accretion expense related to acquisition earn-out, tax effect of each adjustment to U.S. GAAP Net income (loss), and adjusts income taxes to the expected ongoing effective tax rate. Adjusted net income and Adjusted net income per diluted share are key measures used by management to assess performance and, in our opinion, enhance comparability and provide investors with useful insight into the underlying trends of the business. Adjusted net income and Adjusted net income per diluted share should not be considered measures of financial performance in isolation or as an alternative to net income or net income per diluted share in the Consolidated Statements of Operations in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies. Adjusted net income and net income per diluted share previously excluded the third-party processing fees associated with generating Work Opportunity Tax Credits.

(8)
EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA excludes interest, taxes, depreciation and amortization. Adjusted EBITDA further excludes from EBITDA costs related to acquisition/integration and other costs, goodwill and intangible asset impairment charges, and Work Opportunity Tax Credit third-party processing fees. EBITDA and Adjusted EBITDA are key measures used by management to assess performance and, in our opinion, enhance comparability and provide investors with useful insight into the underlying trends of the business. EBITDA and Adjusted EBITDA should not be considered measures of financial performance in isolation or as an alternative to Income from operations in the Consolidated Statements of Operations in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

(9)	The impact of our largest customer.

TRUEBLUE, INC.
NON-GAAP RECONCILIATIONS
(Unaudited, in thousands, except for per share data)

1.	RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME AND ADJUSTED NET INCOME PER DILUTED SHARE

	Q4		Fiscal Year
	14 Weeks Ended	13 Weeks Ended	53 Weeks Ended	52 Weeks Ended
	Jan 1, 2017	Dec 25, 2015	Jan 1, 2017	Dec 25, 2015
Net income (loss)	$18,087	$28,168	$(15,251)	$71,247
Acquisition/integration and other costs (1)	4,002	1,348	12,223	5,135
Goodwill and intangible asset impairment charge (5)	—	—	103,544	—
Amortization of intangible assets of acquired businesses (2)	6,391	5,585	27,069	19,903
Tax effective of adjustments to net income (loss) (3)	(2,910)	(1,941)	(39,994)	(7,011)
Adjust income taxes to normalized effective rate (4)	(1,593)	(4,506)	606	(1,805)
Adjusted net income (7)	$23,977	$28,654	$88,197	$87,469

Adjusted net income, per diluted share (7)	$0.56	$0.67	$2.10	$2.10

Diluted weighted average shares outstanding	41,980	41,748	41,968	41,622

2.	RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

	Q4			Fiscal Year
	14 Weeks Ended		13 Weeks Ended	53 Weeks Ended	52 Weeks Ended
	Jan 1, 2017		Dec 25, 2015	Jan 1, 2017	Dec 25, 2015
Net income (loss)	$18,087		$28,168	$(15,251)	$71,247
Income tax expense (benefit)	4,822		4,696	(5,089)	25,200
Interest expense, net	572		293	3,345	1,395
Depreciation and amortization	12,019		10,428	46,692	41,843
EBITDA (8)	35,500		43,585	29,697	139,685
Acquisition/integration and other costs (1)	4,002	—	1,348	12,223	5,135
Goodwill and intangible asset impairment charge (5)	—		—	103,544	—
Work Opportunity Tax Credit processing fees (6)	276		1,410	1,858	2,352
Adjusted EBITDA (8)	$39,778		$46,343	$147,322	$147,172

(1)
Acquisition/integration relate to the acquisition of the recruitment process outsourcing business of Aon Hewitt, which was completed on January 4, 2016, and the acquisition of SIMOS, which was completed on December 1, 2015. In addition, other charges include; an increase in the SIMOS earn-out of $1.3 million, costs associated with the exit from the Amazon delivery business of $0.8 million in the fourth quarter of 2016 and $1.8 million in the third quarter of 2016, and branch signage write-offs of $1.6 million due to our re-branding to PeopleReady in the third quarter of 2016.

(2)	Amortization of intangible assets of acquired businesses as well as accretion expense related to the SIMOS acquisition earn-out.

(3)	Total tax effect of each of the adjustments to U.S. GAAP Net income (loss) per diluted share using the ongoing rate of 28%.

(4)	Adjusts the effective income tax rate to the expected ongoing rate of 28%.

(5)
The Goodwill and intangible asset impairment charge for the 53-weeks ended January 1, 2017, included the write-off of the CLP and Spartan reporting unit trade names/trademarks of $4.3 million due to the re-branding to PeopleReady during the third quarter of 2016, and $99.3 million of impairment charges recorded in the second quarter of 2016 relating to our Staff Management | SMX, hrX, and PlaneTechs reporting units.

(6)
These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates and reduce our income taxes.

(7)
Adjusted net income and Adjusted net income per diluted share are non-GAAP financial measures, which exclude from Net income (loss) and Net income (loss) on a per diluted share basis, costs related to acquisition/integration and other costs, goodwill and intangible asset impairment charges, amortization of intangibles of acquired businesses as well as accretion expense related to acquisition earn-out, tax effect of each adjustment to U.S. GAAP Net income (loss), and adjusts income taxes to the expected ongoing effective tax rate. Adjusted net income and Adjusted net income per diluted share are key measures used by management to assess performance and, in our opinion, enhance comparability and provide investors with useful insight into the underlying trends of the business. Adjusted net income and Adjusted net income per diluted share should not be considered measures of financial performance in isolation or as an alternative to net income or net income per diluted share in the Consolidated Statements of Operations in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies. Adjusted net income and net income per diluted share previously excluded the third-party processing fees associated with generating Work Opportunity Tax Credits.

(8)
EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA excludes interest, taxes, depreciation and amortization. Adjusted EBITDA further excludes from EBITDA costs related to acquisition/integration and other costs, goodwill and intangible asset impairment charges, and Work Opportunity Tax Credit third-party processing fees. EBITDA and Adjusted EBITDA are key measures used by management to assess performance and, in our opinion, enhance comparability and provide investors with useful insight into the underlying trends of the business. EBITDA and Adjusted EBITDA should not be considered measures of financial performance in isolation or as an alternative to Income from operations in the Consolidated Statements of Operations in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

TRUEBLUE, INC.
SEGMENT DATA
(Unaudited, in thousands)

	Q4 2016	Fiscal 2016	Q4 2015	Fiscal 2015
	14 Weeks Ended	13 Weeks Ended	53 Weeks Ended	52 Weeks Ended
	Jan 1, 2017	Dec 25, 2015	Jan 1, 2017	Dec 25, 2015
Revenue from services
PeopleReady	$431,388	$436,044	$1,629,455	$1,625,817
PeopleManagement	257,848	347,688	940,453	965,331
PeopleScout	45,715	27,001	180,732	104,532
Total Company	734,951	810,733	2,750,640	2,695,680

Adjusted EBITDA (1)
PeopleReady	$26,348	$32,753	$109,063	$126,251
PeopleManagement	11,903	19,334	27,557	36,512
PeopleScout	6,589	279	34,285	9,324
	44,840	52,366	170,905	172,087
Corporate unallocated expense (2)	(5,062)	(6,023)	(23,583)	(24,915)
Total company Adjusted EBITDA	39,778	46,343	147,322	147,172
Acquisition/integration and other costs (3)	(4,002)	(1,348)	(12,223)	(5,135)
Goodwill and intangible asset impairment charge (4)	—	—	(103,544)	—
Work Opportunity Tax Credit processing fees (5)	(276)	(1,410)	(1,858)	(2,352)
EBITDA (1)	35,500	43,585	29,697	139,685
Depreciation and amortization	(12,019)	(10,428)	(46,692)	(41,843)
Interest and other expense, net	(572)	(293)	(3,345)	(1,395)
Income (loss) before tax expense	22,909	32,864	(20,340)	96,447
Income tax (expense) benefit	(4,822)	(4,696)	5,089	(25,200)
Net income (loss)	$18,087	$28,168	$(15,251)	$71,247

Due to the extra week of results in the fiscal fourth quarter of 2016, the company is also providing results on a 13-week and 52-week basis to enhance comparability with prior year periods, as follows:

	U.S. GAAP	Non-GAAP	U.S. GAAP	Non-GAAP
	Q4 2016		Fiscal 2016
	14 Weeks Ended	13 Weeks Ended	53 Weeks Ended	52 Weeks Ended
	Jan 1, 2017	Dec 23, 2016	Jan 1, 2017	Dec 23, 2016
Revenue from services
PeopleReady	$431,388	$410,936	$1,629,455	$1,609,003
PeopleManagement	257,848	246,048	940,453	928,653
PeopleScout	45,715	43,835	180,732	178,852
Total Company	734,951	700,819	2,750,640	2,716,508

Adjusted EBITDA (1)
PeopleReady	$26,348	$26,013	$109,063	$108,728
PeopleManagement	11,903	11,978	27,557	27,632
PeopleScout	6,589	7,128	34,285	34,824
	$44,840	$45,119	$170,905	$171,184

(1)
EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA excludes interest, taxes, depreciation and amortization. Adjusted EBITDA further excludes from EBITDA costs related to acquisition/integration and other costs, goodwill and intangible asset impairment charges, and Work Opportunity Tax Credit third-party processing fees. EBITDA and Adjusted EBITDA are key measures used by management to assess performance and, in our opinion, enhance comparability and provide investors with useful insight into the underlying trends of the business. EBITDA and Adjusted EBITDA should not be considered measures of financial performance in isolation or as an alternative to Income from operations in the Consolidated Statements of Operations in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

(2)
Beginning in the fourth quarter of 2016, we changed our methodology for allocating certain corporate costs to our segments, which decreased our corporate unallocated expenses. We have adjusted the prior year amounts to reflect this change for consistency purposes.

(3)
Acquisition/integration relate to the acquisition of the recruitment process outsourcing business of Aon Hewitt, which was completed on January 4, 2016, and the acquisition of SIMOS, which was completed on December 1, 2015. In addition, other charges include; an increase in the SIMOS earn-out of $1.3 million, costs associated with the exit from the Amazon delivery business of $0.8 million in the fourth quarter of 2016 and $1.8 million in the third quarter of 2016, and branch signage write-offs of $1.6 million due to our re-branding to PeopleReady in the third quarter of 2016.

(4)
The Goodwill and intangible asset impairment charge for the 53-weeks ended January 1, 2017, included the write-off of the CLP and Spartan reporting unit trade names/trademarks of $4.3 million due to the re-branding to PeopleReady during the third quarter of 2016, and $99.3 million of impairment charges recorded in the second quarter of 2016 relating to our Staff Management | SMX, hrX, and PlaneTechs reporting units.

(5)
These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates and reduce our income taxes.